UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 3, 2005, Icagen, Inc. (the “Company”) entered into a Sixth Amendment to Lease with Royal Center IC, LLC, successor-in-interest to Imperial Center Limited Partnership and Imperial Center, a joint venture (the “Amendment”), to the Lease, dated December 17, 1992, between Imperial Center Partnership and Petula Associates, Ltd., tenants in common operating as a joint venture, Imperial Center and the Company (the “Lease”). The Amendment extends the term of the Company’s lease of the Initial Premises, as defined in the Amendment, for a period of four years commencing on August 1, 2006 and expiring on July 31, 2010 (the “Extension Term”). The Annual Minimum Rent, as defined in the Lease, for the Initial Premises will be $53,128.22, $54,740.29, $56,352.36 and $58,034.52, respectively, for each of the four years of the Extension Term. The Amendment also provides that the Company will not be obligated to pay Minimum Rent, as defined in the Lease, or Tenant Expenses, as defined in the Lease, with respect to the Initial Premises for January and February of 2006.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by, the Amendment attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: August 9, 2005	By:	/s/ P. Kay Wagoner, Ph.D.
P. Kay Wagoner, Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sixth Amendment to Lease, dated August 3, 2005, by and between Royal Center IC, LLC and the Company.